Exhibit (17)(D)

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that Joseph A. Boateng, a member of the Board of Trustees of the investment companies listed on Exhibit A (collectively the “Companies”), whose signature appears below, constitutes and appoints: Phillip J. Rollock, Mona Bhalla, Marjorie Pierre-Merritt, Rachael Zufall, and each of them individually, as his true and lawful attorneys-in-fact to take any and all actions and execute any and all instruments which said attorneys-in-fact may deem necessary or advisable to enable the Companies to comply with the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, and the Securities Exchange Act of 1934, as amended, and any rules, regulations, orders or other requirements of the United States Securities and Exchange Commission (“SEC”) thereunder or any other requirements of any regulatory authority having jurisdiction over the offer and sale of shares, including specifically, but without limitation of the foregoing, power and authority to sign his name to one or more Registration Statements for the Companies listed on Exhibit A with respect to the continual issuance of redeemable shares of each Company, any amendments or supplements (including, but not limited to, Post-Effective Amendments adding additional series or classes) to said Registration Statements; and any instruments, documents or exhibits filed or to be filed as a part of or in connection with such Registration Statements.

I hereby ratify and confirm all that said attorneys-in-fact or their substitutes may do or cause to be done by virtue hereof.

Date: July 17, 2019

/s/ Joseph A. Boateng
/s/ Joseph A. Boateng

State of New York	)
) ss.
City of New York	)

SUBSCRIBED AND SWORN to before me this 17 day of July 2019, by Joseph A. Boateng, who I have identified to be the person who signs herein.

/s/ Martina A. Davis
NOTARY PUBLIC

My Commission Expires: 11/13/2022

. MARTINA A. DAVIS NOTARY PUBLIC-STATE OF NEW YORK No. 02DA6383358 Qualified in Kings County My Commission Expires 11-13-2022

EXHIBIT A

TIAA-CREF Funds-Registration Statement on Form N-lA

TIAA-CREF Life Funds-Registration Statement on Form N-lA

TIAA Separate Account VA-1-Registration Statement on Form N-3